LIMITED POWER OF ATTORNEY

Know all by these present, that the undersigned, Dino D. Farfante, hereby constitutes and appoints each of Steven P. Hanson and Mark R. Sokolowski signing singly, his true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned Forms 3, 4 and 5, including any amendments thereto, in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules thereunder;

(2)	execute for and on behalf of the undersigned Schedule 13D and 13G, including any amendments thereto, in accordance with Section 12 of the Securities Exchange
Act of 1934 and the rules thereunder;

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 or Schedule 13D or 13G and the timely filing of such form or schedule with the United States Securities and Exchange Commission and any other authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13 and/or 16 of the Securities Exchange Act of 1934.

	The Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of November, 2007.



/s/Dino D. Farfante

Signature
Dino D. Farfante




SUBSCRIBED AND SWORN TO
Before me this 27th day of
November, 2007.


/s/ Elizbeth E. Pippett

Notary Public


My Commission Expires:
June 28, 2009